Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALLISON TRANSMISSION HOLDINGS, INC.

Allison Transmission Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

1. The Board of Directors of the Corporation (the “Board”) duly adopted resolutions proposing and declaring advisable certain amendments to the Second Amended and Restated Certificate of Incorporation of the Corporation as described herein.

2. This Certificate of Amendment has been duly adopted by the Board and by the Corporation’s stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

3. Article NINTH of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

NINTH: To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of his or her fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection existing under this Second Amended and Restated Certificate of Incorporation immediately prior to such amendment, modification or repeal, including any right or protection of a current or former director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

4. This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be duly executed as of this 7th day of May, 2025.

ALLISON TRANSMISSION HOLDINGS, INC.

By:	/s/ David S. Graziosi
	Name:	David S. Graziosi
	Title:	Chair, President and Chief Executive Officer

[Signature Page to Certificate of Amendment to Second Amended and Restated Certificate of Incorporation]